EXHIBIT 4.1

                                Interactive Data
                                 14 Wall Street
                               New York, NY 10005

                                October 27, 1998

Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

         Re: Insured Municipals Income Trust, 239th Insured Multi-Series
      (A Unit Investment Trust) Registered Under the Securities Act of 1933
                               File No. 333-64253
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Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                        Very truly yours,

                                        Rich Yosua
                                        Director